                                                                    EXHIBIT 4.3

        SECOND AMENDMENT TO CREDIT AGREEMENT AND RATIFICATION OF GUARANTY

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND RATIFICATION OF GUARANTY (this "Second Amendment"), dated as of November 10, 2003, among OPRYLAND HOTEL - FLORIDA LIMITED PARTNERSHIP, a Florida limited partnership, and OPRYLAND HOTEL - TEXAS LIMITED PARTNERSHIP, a Delaware limited partnership (collectively, "Co-Borrowers"), Gaylord Entertainment Company, a Delaware corporation ("Parent Guarantor"), the RL Lenders party to, and as defined in, the Credit Agreement referred to below DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (the "Administrative Agent") and the undersigned Subsidiary Guarantors. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement referred to below.

                                   WITNESSETH:

         WHEREAS, Co-Borrowers, Parent Guarantor, the Administrative Agent and the RL Lenders are parties to that certain Credit Agreement, dated as of May 22, 2003, as amended by First Amendment to Credit Agreement and Ratification of Guaranty (the "First Amendment") dated as of November 10, 2003 (as so amended, as amended hereby and as further amended, modified or supplemented from time to time, the "Credit Agreement");

         WHEREAS, Parent Guarantor is considering issuing senior unsecured notes in an aggregate principal amount not to exceed $350,000,000.00 (as more particularly described herein, the "Senior Notes");

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of August 4, 2003 (the "Merger Agreement"), among Parent Guarantor, Get Merger Sub, Inc., a wholly owned subsidiary of Parent Guarantor ("GET Sub") and ResortQuest International, Inc., a Delaware corporation ("RZT"), it is anticipated that GET Sub will be merged with and into RZT with RZT continuing as the surviving corporation and wholly owned subsidiary of Parent Guarantor (the "Merger");

         WHEREAS, Parent Guarantor desires to use the proceeds of the Senior Notes to prepay certain Indebtedness of Co-Borrowers, Parent Guarantor and certain of its Subsidiaries, including all of the Term Loans, all of the Subordinated Loans and, upon consummation of the Merger, certain Indebtedness of RZT;

         WHEREAS, Co-Borrowers, Parent Guarantor and the Subsidiary Guarantors have requested that the Administrative Agent and the RL Lenders consent to the issuance of Senior Notes in an aggregate principal amount not to exceed $350,000,000.00 and agree to waive or modify certain provisions of the Credit Agreement in connection therewith; and

         WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend certain provisions of the Credit Agreement as provided herein.

         NOW, THEREFORE, in consideration of the foregoing, the agreements contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

I.       Conditions to the Effectiveness of this Second Amendment.

         This Second Amendment will be effective on the date on which all of the following conditions shall have been satisfied:

              1. each of the Co-Borrowers, Parent Guarantor, the Administrative Agent, the RL Lenders and the Subsidiary Guarantors shall have executed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent in accordance with Section 13.1 of the Credit Agreement;

              2. the Administrative Agent shall have received copies, each certified by the general partner, secretary or assistant secretary, as applicable, of each Co-Borrower, Subsidiary Guarantor and Parent Guarantor, of
(a) the Organizational Documents of each such Person and (b) consents, resolutions or other required actions authorizing the execution and delivery by such Person of this Second Amendment and all other documents being executed and delivered in connection herewith to which such Person is a party, and such consents, resolutions or other actions shall be in form and substance reasonably satisfactory to the Administrative Agent;

              3. the Administrative Agent shall have received opinions from counsel to Co-Borrowers, Parent Guarantor and the Subsidiary Guarantors, each dated the date hereof and addressed to the Administrative Agent and the RL Lenders, which opinions shall cover such matters under the laws of such jurisdictions as the Administrative Agent may require and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent;

              4. the First Amendment shall have become effective in accordance with its terms; and

              5. the Senior Notes shall have been issued and the Term Loans shall have been repaid in full.

II.      Consents and Waivers.

              1. Subject to and in accordance with the terms and conditions of this Second Amendment, the RL Lenders hereby consent to (a) the issuance of up to $350,000,000.00 of Senior Notes and (b) the execution and delivery by the Co-Borrowers and the Subsidiary Guarantors of Note Guarantees in respect of such Senior Notes, on the terms set forth in Section II.1(a) through (h) of the First Amendment. From and after the effectiveness of this Second Amendment, all references in the Credit Agreement to "Senior Notes" shall be references to the Senior Notes as defined herein.

              2. The Administrative Agent and the RL Lenders hereby waive the provisions of the second sentence of Section 2.21(a) of the Credit Agreement solely in respect of the application of the Net Debt/Equity Proceeds of the up to $350,000,000.00 of Senior Notes described in the preceding paragraph 1; provided that such Net Debt/Equity Proceeds are applied immediately upon receipt (or, in the case of the Nashville Mezzanine Loan, applied no later than five Business Days after receipt) by Parent Guarantor to, among other things, (i) prepay the Nashville Mezzanine Loan in full, (ii) prepay the Term Loans and the Subordinated Loans in full and (iii) make the Note Deposit with the Collateral Agent, it being understood that any remaining portion of Net Debt/Equity Proceeds of the Senior Notes, after the payments described in the preceding clauses (i), (ii) and (iii) may be utilized by Parent Guarantor for general corporate purposes. Section II.2 of the First Amendment is hereby deleted.

              3. On the date of issuance of the Senior Notes and upon application of the Net Debt/Equity Proceeds thereof to the payments described in the preceding paragraph 2, the Administrative Agent shall release cash in the amount of $25,000,000.00 from the Completion Reserve Account to or at the direction of Parent Guarantor.

              4. The following is hereby inserted after "one Business Day" in clause (i) of the last sentence of Section II.4 of the First Amendment:
",provided that with respect to the portion of the RZT Debt evidenced by the Company Senior Notes (as defined in the Merger Agreement), such period of one Business Day may be extended to thirty-five (35) days".

III.     Amendments to the Credit Agreement With Regard to the Senior Notes.

              1. Upon issuance of the Senior Notes and application of the Net Debt/Equity Proceeds thereof as required by Section II.2(a) hereof, the Credit Agreement shall be amended by deleting Section 2.21(b) thereof.


IV.      Amendments to Credit Agreement With Regard to the Merger.

              1. Section IV.1(a) through (d) and Section IV.2(a) of the First Amendment are hereby deleted. In Section IV.2 of the First Amendment, "On the Merger Effective Date" is hereby amended to "On the earlier of the date on which the Company Senior Notes (as defined in the Merger Agreement) are paid in full or the date which is thirty-five (35) days after the Merger Effective Date,".

              2. Clause (x) of the last sentence of Section 6.18 of the Credit Agreement is hereby deleted.

              3. Notwithstanding the provisions of Section IV.2(b) of the First Amendment, the three RZT Subsidiaries organized in British Columbia shall not be required to execute Instruments of Adherence.

              4. Section IV.2(e) of the First Amendment is hereby amended by adding the following at the end thereof: "provided that the Administrative Agent shall



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

not require such opinions of counsel with respect to authorization in respect of the entities described on Exhibit A hereto."

V.       Miscellaneous Provisions.

              1.  Section V.2 of the First Amendment is hereby deleted.

              2. The waivers and consents set forth herein are limited precisely as written, shall not extend to or affect any right or obligation not expressly waived, and shall not be deemed a consent or waiver to, or modification of, any other term or condition in the Credit Agreement, the Loan Documents or any of the documents referred to herein or therein. Except as expressly waived and consented to or amended hereby, the Credit Agreement remains in full force and effect and is hereby ratified and confirmed in all respects, it being understood that the Administrative Agent and the RL Lenders hereby expressly reserve all of their rights and remedies under the Credit Agreement, as amended hereby.

              3. In order to induce the RL Lenders to enter into this Second Amendment, Co-Borrowers and Parent Guarantor hereby represent and warrant to each of the RL Lenders that (a) all of the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (b) there exists no Default on and as of the date hereof.

              4. By signing below, Parent Guarantor and each of the Subsidiary Guarantors (a) acknowledges, consents and agrees to the execution and delivery by Co-Borrowers of this Second Amendment, (b) ratifies and confirms its obligations under the Guaranty, which remains unmodified and in full force and effect, (c) acknowledges and agrees that its obligations under the Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Second Amendment or by any of the transactions contemplated hereby, (d) represents and warrants that it has received and reviewed this Second Amendment and (e) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, the Guaranty as a result of this Second Amendment or otherwise.

              5. All costs and out-of-pocket expenses incurred by the Administrative Agent in connection with this Second Amendment and the transactions contemplated hereby shall be reimbursed to the Administrative Agent by Co-Borrowers and Parent Guarantor, on demand.

              6. This Second Amendment may not be amended, modified or otherwise changed in any manner except by a writing executed by all of the parties hereto.

              7. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.



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              8.  This Second Amendment may be signed in any number of
counterparts by the parties hereto, all of which taken together shall constitute one and the same instrument.

                      [SIGNATURE PAGES FOLLOW IMMEDIATELY]



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



         IN WITNESS WHEREOF, Co-Borrowers, Parent Guarantor, the Administrative Agent, the RL Lenders and the Subsidiary Guarantors have executed this Second Amendment as of the date first above written.



                                    CO-BORROWER:

                                    OPRYLAND HOTEL - FLORIDA LIMITED
                                    PARTNERSHIP, a Florida limited partnership

                                    By:  Opryland Hospitality, LLC, its general
                                         partner

                                         By: /s/ David C. Kloeppel
                                             ---------------------
                                             Name:  David C. Kloeppel
                                             Title:   Executive Vice President


                                    CO-BORROWER:

                                    OPRYLAND HOTEL - TEXAS LIMITED PARTNERSHIP, a Delaware limited partnership

                                    By: Opryland Hospitality, LLC, its general
                                        partner

                                         By: /s/ David C. Kloeppel
                                             ---------------------
                                             Name:  David C. Kloeppel
                                             Title:   Executive Vice President


                                         PARENT GUARANTOR:

                                         GAYLORD ENTERTAINMENT COMPANY, a
                                         Delaware corporation


                                         By: /s/ David C. Kloeppel
                                             ---------------------
                                             Name:  David C. Kloeppel
                                             Title: Executive Vice President and
                                                    Chief Financial Officer



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

                                     RL LENDERS:

                                     DEUTSCHE BANK TRUST COMPANY
                                     AMERICAS, Individually and as the
                                     Administrative Agent


                                     By:      /s/ George R. Reynolds
                                         ---------------------------------------
                                         Name: George R. Reynolds
                                         Title: Vice President


                                     BANK OF AMERICA, N.A.


                                     By:      /s/ Roger C. Davis
                                         ---------------------------------------
                                         Name: Roger C. Davis
                                         Title: Principal


                                     CIBC INC.


                                     By:      /s/ Paul J. Chakmak
                                         ---------------------------------------
                                         Name: Paul J. Chakmak
                                         Title: Managing Director
                                                CIBC World Markets Corp.,
                                                AS AGENT


                                     FLEET NATIONAL BANK


                                     By:      /s/ Lori Y. Litow
                                         ---------------------------------------
                                         Name: Lori Y. Litow
                                         Title: Director



                                     MIDFIRST BANK, a Federally Chartered
                                     Savings Association


                                     By:      /s/ Todd Wright
                                         ---------------------------------------
                                         Name: Todd Wright
                                         Title: Vice President






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                                   SUBSIDIARY GUARANTORS:


                                   CCK HOLDINGS, LLC, a Delaware limited
                                   liability company


                                   By: /s/ David C. Kloeppel
                                       ---------------------
                                       Name:  David C. Kloeppel
                                       Title: Executive Vice President


                                   CORPORATE MAGIC, INC., a Texas corporation

                                   By: /s/ David C. Kloeppel
                                       ---------------------
                                       Name:  David C. Kloeppel
                                       Title: Executive Vice President


                                   GAYLORD CREATIVE GROUP, INC., a Delaware corporation

                                   By: /s/ David C. Kloeppel
                                       ---------------------
                                       Name:  David C. Kloeppel
                                       Title: Executive Vice President


                                   GAYLORD INVESTMENTS, INC., a Delaware
                                   corporation

                                   By: /s/ David C. Kloeppel
                                       ---------------------
                                       Name:  David C. Kloeppel
                                       Title: Executive Vice President


                                   GAYLORD PROGRAM SERVICES, INC., a Delaware corporation

                                   By: /s/ David C. Kloeppel
                                       ---------------------
                                       Name:  David C. Kloeppel
                                       Title: Executive Vice President



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



                                   GRAND OLE OPRY TOURS, INC., a Tennessee
                                   corporation

                                   By: /s/ David C. Kloeppel
                                       ---------------------
                                       Name:  David C. Kloeppel
                                       Title: Executive Vice President


                                   OLH, G.P., a Tennessee general partnership

                                   By:  Gaylord Entertainment Company, a
                                        general partner

                                        By: /s/ David C. Kloeppel
                                            ---------------------
                                            Name:  David C. Kloeppel
                                            Title: Executive Vice President
                                                   and Chief Financial Officer



                                   OLH HOLDINGS, LLC, a Delaware limited
                                   liability company

                                   By: /s/ David C. Kloeppel
                                       ---------------------
                                       Name:  David C. Kloeppel
                                       Title: Executive Vice President



                                   OPRYLAND ATTRACTIONS, INC., a Delaware
                                   corporation

                                   By: /s/ David C. Kloeppel
                                       ---------------------
                                       Name:  David C. Kloeppel
                                       Title: Executive Vice President


                                   OPRYLAND PRODUCTIONS, INC., a Tennessee
                                   corporation

                                   By: /s/ David C. Kloeppel
                                       ---------------------
                                       Name:  David C. Kloeppel
                                       Title: Executive Vice President



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


                                   OPRYLAND THEATRICALS, INC., a Delaware
                                   corporation

                                   By: /s/ David C. Kloeppel
                                       ---------------------
                                       Name:  David C. Kloeppel
                                       Title: Executive Vice President


                                   WILDHORSE SALOON ENTERTAINMENT VENTURES,
                                   INC., a Tennessee corporation

                                   By: /s/ David C. Kloeppel
                                       ---------------------
                                       Name:  David C. Kloeppel
                                       Title: Executive Vice President








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